Exhibit 24-1
PAYCHEX, INC.
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Paychex, Inc., a Delaware corporation (the “Corporation”), does hereby make, constitute and appoint Jonathan J. Judge and John M. Morphy and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name place and stead, to sign and affix the undersigned’s name as director of the Corporation to the Registration Statements on Form S-8, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of securities of the Corporation, including, but not limited to, securities to be offered by the Corporation to its employees and employees of certain of its subsidiaries for issuance under the Corporation’s 2002 Stock Incentive Plan (as amended and restated), and to file the same, with all exhibits thereto and other supporting documents, with the SEC.
     IN WITNESS WHEREOF, the undersigned has subscribed these presents on this 12th day of October, 2005.

/s/ B. Thomas Golisano B. Thomas Golisano

/s/ David J. S. Flaschen David J. S. Flaschen

/s/ Phillip Horsley Phillip Horsley

/s/ Grant M. Inman Grant M. Inman

/s/ J. Robert Sebo J. Robert Sebo

/s/ Joseph M. Tucci Joseph M. Tucci